UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2025

BENCHMARK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, Benchmark Electronics, Inc. (the “Company”) announced the retirement of Jeffrey W. Benck, the Company’s President and Chief Executive Officer, effective March 31, 2026. As part of the Company’s succession planning, the Company also announced David Moezidis, currently the Company’s Executive Vice President and Chief Commercial Officer, will immediately assume the role of President and Chief Commercial Officer and will succeed Mr. Benck as the President and Chief Executive Officer upon Mr. Benck’s retirement on March 31, 2026.

David A. Moezidis, 54, has been Executive Vice President, Chief Commercial Officer for the Company since July 2023. Mr. Moezidis has over 30 years of leadership experience in operations, engineering, sales, and marketing in the digital imaging, semiconductor capital equipment, and electronic manufacturing services industries. Previously, Mr. Moezidis spent 25 years at Flex Ltd. (NASDAQ: FLEX), a global provider of design, engineering, manufacturing and supply chain solutions, in various leadership positions. Most recently, he was Flex’s President of the Lifestyle Solutions group, and prior to that, he was the Senior Vice President of the Industrial and Energy group. Mr. Moezidis holds two Bachelor of Science degrees in engineering, a Master of Business Administration from Pepperdine University, and has completed the executive management program at Stanford University.

The compensation that Mr. Moezidis will be eligible to earn following his appointment to Chief Executive Officer has yet to be determined. Mr. Moezidis will continue to be compensated under his currently existing compensation programs through March 31, 2026. A detailed description of Mr. Moezidis’ current compensation program is contained in the Company’s proxy statement for its 2025 annual meeting of shareholders.

Effective upon his retirement on March 31, 2026, Mr. Benck will resign as a member of the Board of Directors but will remain a full-time employee and transition to the role of Executive Vice President and Special Advisor through March 31, 2027. During this one year transition period from March 31, 2026 through March 31, 2027, Mr. Benck will receive the following compensation and benefits:

•
A base salary of $100,000 per annum;
•
Continued vesting of all long-term incentive compensation awards (both time- and performance-based) according to existing vesting and payment schedules set forth in the applicable award agreements;
•
Eligibility to earn a cash incentive compensation bonus for the 2026 fiscal year under the Company’s Annual Incentive Plan based on eligible earnings (Mr. Benck will not be eligible to earn any cash incentive compensation for the 2027 fiscal year or beyond); and
•
Continued participation in the Company’s standard benefits and vacation plans, including any executive benefit plans.

These and other terms, including customary severance and double trigger change of control benefits, are contained in a Transition Agreement, dated September 2, 2025 by and between the Company and Mr. Benck, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On September 2, 2025, the Company issued a press release relating to the matters described above under Item 5.02. The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Transition Agreement by and between Benchmark Electronics, Inc. and Jeffrey W. Benck
99.1	Press release, dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	September 2, 2025	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer